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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
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Hudson Valley Holding Corp.                 CONTACT
21 Scarsdale Road                           -------
Yonkers, NY 10707                           Stephen R. Brown
                                            Sr. EVP, CFO and Treasurer
                                            (914) 771-3212 (Earnings)

                                            Wendy Croker
                                            VP, Shareholder Relations
                                            (914) 771-3214 (Dividend)


                           HUDSON VALLEY HOLDING CORP.
                             ANNOUNCES CASH DIVIDEND
                    AND REPORTS INCREASED NINE MONTH EARNINGS

         YONKERS, NY, October 25, 2005 ... James J. Landy, President and Chief Executive Officer, Hudson Valley Holding Corp., announced earnings for the nine months ended September 30, 2005. Earnings for the nine month period were $23.2 million, compared to $20.2 million for the same period in 2004, an increase of 15%. Diluted earnings per share were $3.07 compared to $2.72 for the same period last year. Mr. Landy emphasized that this significant growth in earnings was the result of strong loan demand, continued deposit growth and an increase in investment management services. In addition, Mr. Landy announced that, as of September 30, 2005, assets totaled $2.1 billion, deposits totaled $1.4 billion, and net loans totaled $946.3 million.

         Further, William E. Griffin, Chairman of the Board, noting the continued excellent performance of the Company, announced that the Board of Directors has declared a cash dividend of $0.47 per share payable to all shareholders of record as of the close of business November 4, 2005. The dividend will be distributed to shareholders on or about November 10, 2005.

Hudson Valley Holding Corp., headquartered in Yonkers, NY, is the parent company of Hudson Valley Bank, an independently owned local Bank, serving the metropolitan area with 20 branches located in the Bronx, Manhattan, Queens and Westchester. The Bank specializes in providing a full range of financial services to small businesses, professional services firms, not-for-profit organizations and individuals; and provides investment management services through a subsidiary, A. R. Schmeidler & Co., Inc. The Company's stock is traded under the ticker symbol "HUVL" on the OTC Bulletin Board. Additional information on the Bank can be obtained on our web-site at www.hudsonvalleybank.com.


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This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements refer to future events or our future
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financial performance. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue,"
"expects," "intends," "may," "plans," "potential," "predicts," "should" or
"will" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or the banking industry's actual results, level of activity, performance or achievements to be materially different from any future results, level of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, material adverse changes in Hudson Valley Bank's operations or earnings, or a decline in the economy in the New York Metropolitan area. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.


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